CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Baltia Airlines Inc.
63-25 Saunders St.  Suite 7I
Rego Park, NY 11374

We hereby consent to the use in this registration statement on form SB-2 of ;our opinion dated June 4, 1998 and to the reference to our firm under the caption "Experts" in same registration statement.



J.R. Lupo, P.A. CPA
25 Pompton Ave..  Ste 202
Verona, NJ 07044
June 4, 1998